SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     International Flavors & Fragrances Inc.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                                  13-1432060
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(State of incorporation or organization)   (IRS Employer Identification No.)



      521 West 57 Street, New York, N.Y.                       10019
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  (Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------

Stock Purchase Rights                       New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The Board of Directors of International Flavors & Fragrances Inc., a New York corporation (the "Company"), declared a dividend payable on March 24, 2000 of one right (a "Right") for each outstanding share of common stock, par value $0.12 1/2 per share, of the Company held of record at the close of business on March 24, 2000, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Shareholder Protection Rights Agreement, dated as of March 21, 2000 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent.

         The description of the Rights contained in the Company's Current Report on Form 8-K dated March 22, 2000 is hereby incorporated by reference herein.

         The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated March 22, 2000 is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Item 2.  Exhibits.
         --------

Exhibit No.    Description
-----------    -----------

      (1)      Rights Agreement.

      (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INTERNATIONAL FLAVORS & FRAGRANCES INC.





                                    By:   /s/ Douglas J. Wetmore
                                       ---------------------------------------
                                       Name:  Douglas J. Wetmore
                                       Title: Vice President and Chief
                                              Financial Officer




Date:  March 22, 2000